SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2007
FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE

Item 1.02 Termination of a Material Definitive Agreement
     m.FSI, Ltd. (“m.FSI”) was established in 1991 as a Japanese joint venture company among FSI International, Inc. (“FSI”), Mitsui & Co., Ltd. (“Mitsui”) and Mitsui’s wholly owned subsidiary, Chlorine Engineers Corp., Ltd. (“CEC”). m.FSI is engaged in the manufacturing and distribution in the Japanese market of semiconductor equipment and products, including certain products of FSI. On May 15, 2007 (the “Closing Date”), FSI entered into a Termination and Release Agreement with Mitsui, CEC, MBK Project Holdings Ltd. (“MBH”), a wholly-owned subsidiary of Mitsui, and m.FSI, for the termination of the following agreements and any amendments thereto:
(i)	the m.FSI Distribution Agreement, dated September 17, 2004, providing FSI with the exclusive rights to distribute m.FSI surface conditioning products outside of Japan,

(ii)	the FSI Distribution Agreement, dated June 5, 1991, providing m.FSI with exclusive rights to distribute FSI surface conditioning products in Japan,

(iii)	the m.FSI License Agreement, dated September 17, 2004, pursuant to which m.FSI granted to FSI a license to certain m.FSI intellectual property and technology,

(iv)	the FSI License Agreement, dated June 5, 1991, pursuant to which FSI granted to m.FSI a license to certain FSI intellectual property and technology, and

(v)	the Shareholders Agreement, dated June 5, 1991, among FSI, CEC and MPH related to the establishment of m.FSI.
     In consideration for the termination of the m.FSI License Agreement and the m.FSI Distribution Agreement and the consequential loss by FSI of rights to the m.FSI technology and the right to distribute m.FSI products outside of Japan, m.FSI paid FSI 73 million Yen in cash at closing.
     Concurrent with entering into the Termination and Release Agreement, FSI, CEC, Mizuho Capital Co., Ltd, (“Mizuho”), The Yasuda Enterprise Development III, Limited Partnership (“Yasuda”) and certain m.FSI managers (“m.FSI Management Group”) entered into a Stock Purchase Agreement (“the Agreement”). The m.FSI Management Group does not include any officers or employees of FSI. Under the Agreement, m.FSI made, as of the Closing Date, a 505 million Yen dividend to its shareholders prior to the sales contemplated in the Agreement, of which FSI received 49 percent or 247 million Yen. In addition, under the Agreement, CEC and MPH sold all of their 51 percent equity ownership in m.FSI and FSI sold 28.4 percent of its equity ownership in m.FSI, or a total of 79.4 percent, to Yasuda, Mizuho and the m.FSI Management Group for 214 million Yen. FSI received 77 million Yen in cash on the Closing Date for the sale of their interests in m.FSI. FSI maintains a 20.6 percent equity ownership in m.FSI after the completion of the transaction.
     Finally, FSI and m.FSI entered into a new Distribution Agreement, with an initial five-year term, providing m.FSI with the exclusive right to sell, lease or otherwise distribute FSI surface conditioning products in Japan. Also, FSI, Mizuho, Yasuda and the m.FSI Management Group entered into a new Shareholders Agreement providing for certain governance, transfer and other rights and restrictions related to their ownership of m.FSI.
     In anticipation of completing the transaction described above, FSI recorded a $3.6 million impairment charge in its fiscal 2007 second quarter, ended February 24, 2007. Now that the transaction is completed, FSI expects to record an additional $500,000, net charge, which includes an impairment charge, when FSI reports it financial results for the fiscal 2007 third quarter, ending May 26, 2007. On the closing date, FSI’s cash proceeds, net of applicable taxes, were $3.2 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.
By:	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer and Assistant Secretary

Date: May 21, 2007